Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-191788 and No. 333-201100 on Form S-8 of our report dated April 29, 2016 relating to the consolidated financial statements and financial statement schedule of LightInTheBox Holding Co., Ltd., its subsidiaries and its variable interest entities (the “VIEs”) (collectively the “Group”) appearing in the Annual Report on Form 20-F of LightInTheBox Holding Co., Ltd. for the year ended December 31, 2015.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

April 29, 2016